Exhibit 4.3

Financial Guaranty Insurance Company

125 Park Avenue

New York, New York 10017

(212) 312-3000

(800) 352-0001

Financial Guaranty Insurance Policy

Issuer: Capital One Auto Finance Trust 2005-C	Policy Number: 05030110
Control Number: 0010001

Insured Obligations:

$2,000,000,000 in aggregate note principal balance of Capital One Auto Finance Trust 2005-C Auto Loan Asset Backed Notes, Series 2005-C, Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4-A Notes and Class A-4-B Notes (collectively, the “Notes”)

Indenture Trustee: JPMorgan Chase Bank, N.A.

Financial Guaranty Insurance Company (“Financial Guaranty”), a New York stock insurance company, in consideration of the right of Financial Guaranty to receive monthly premiums pursuant to the Sale and Servicing Agreement (as defined below) and the Insurance Agreement referred to therein, and subject to the terms of this Financial Guaranty Insurance Policy (this “Policy”), hereby unconditionally and irrevocably agrees to pay each Insured Payment, to the extent set forth in the Sale and Servicing Agreement, to the Indenture Trustee named above or its successor, as trustee for the Holders of the Notes, except as otherwise provided herein with respect to Preference Amounts. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in Appendix A to the Sale and Servicing Agreement and the Indenture (as defined below) as in effect and executed on the date hereof, without giving effect to any subsequent amendments or modifications thereto unless such amendments or modifications have been approved in writing by Financial Guaranty if such approval is required under the Sale and Servicing Agreement or Indenture, as applicable.

The term “Insured Payment” means (1) with respect to any Payment Date, any Deficiency Amount for such Payment Date and the Notes and (2) any Preference Amount to be paid pursuant to the terms of this Policy in respect of the Notes.

The term “Deficiency Amount” means, with respect to any Payment Date, an amount equal to the amount by which (A) the sum of the following amounts, each as of or with respect to such Payment Date, (i) the Accrued Note Interest (not including any Noteholders’ Interest Carryover Shortfall that Financial Guaranty has made Insured Payments in respect of on a prior Payment Date), (ii) the Noteholders’ Parity Deficit Amount, if any, and (iii) without duplication, if such Payment Date is a Final Scheduled Payment Date with respect to any Class of Notes, the First Allocation of Principal with respect to such Class of Notes exceeds (B) the sum of (i) the amount of Available Funds available to make such payments with respect to such Payment Date and (ii) the amount on deposit in the Reserve Account as of such Payment Date.

Form 9133

Kutak Rock - Firm Library-4848-5287-3216.1

Financial Guaranty Insurance Company

125 Park Avenue

New York, New York 10017

(212) 312-3000

(800) 352-0001

Financial Guaranty Insurance Policy

Deficiency Amount shall be determined in accordance with the original terms of the Notes when issued and without regard to any subsequent amendment or modification of the Notes that has not been consented to in writing by Financial Guaranty.

The term “Final Scheduled Payment Date” for each Class of the Notes means the Payment Date occurring in October 2006 for the Class A-1 Notes, October 2008 for the Class A-2 Notes, July 2010 for the Class A-3 Notes, June 2012 for the Class A-4-A Notes and June 2012 for the Class A-4-B Notes.

The term “Noteholders’ Parity Deficit Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the Note Balance as of such Payment Date (before giving effect to any principal payments made on the Notes on such Payment Date) over (b) the sum of (i) the Pool Balance as of the end of the related Collection Period and (ii) amounts, if any, on deposit in the Pre-Funding Account as of the end of the related Collection Period.

Financial Guaranty will pay a Deficiency Amount with respect to the Notes by 12:00 noon (New York City time) in immediately available funds to the Indenture Trustee on the later of (i) the second Business Day following the Business Day on which Financial Guaranty shall have received Notice that a Deficiency Amount is due in respect of the Notes and (ii) the Payment Date on which the related Deficiency Amount is payable to the Holders of the Notes pursuant to the Sale and Servicing Agreement, for disbursement to the Holders of the Notes in the same manner as other payments with respect to the Notes are required to be made. Any Notice received by Financial Guaranty after 12:00 noon New York City time on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by Financial Guaranty on the next succeeding Business Day.

Upon the payment of any Insured Payment hereunder, Financial Guaranty shall be fully subrogated to the rights of the Holders of the Notes to receive the amount so paid. Financial Guaranty’s obligations with respect to the Notes hereunder with respect to each Payment Date shall be discharged to the extent funds consisting of the related Deficiency Amount are received by the Indenture Trustee on behalf of the Holders of the Notes for payment to such Holders, as provided in the Sale and Servicing Agreement and herein, whether or not such funds are properly applied by the Indenture Trustee.

If any portion or all of any amount that is insured hereunder that was previously paid to a Holder of Notes is recoverable and recovered from such Holder as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy Code, pursuant to a final non-appealable order of a court exercising proper jurisdiction in an insolvency proceeding (a “Final Order”) (such recovered amount, a “Preference Amount”), Financial Guaranty will pay on the guarantee described in the first paragraph hereof, an amount equal to each such Preference Amount by 12:00 noon on the second Business Day following receipt by Financial Guaranty on a Business Day of (w) a certified copy of the Final Order, (x) an opinion of counsel satisfactory to Financial

Form 9133

Kutak Rock - Firm Library-4848-5287-3216.1

Financial Guaranty Insurance Company

125 Park Avenue

New York, New York 10017

(212) 312-3000

(800) 352-0001

Financial Guaranty Insurance Policy

Guaranty that the order is final and not subject to appeal, (y) an assignment, in form reasonably satisfactory to Financial Guaranty, irrevocably assigning to Financial Guaranty all rights and claims of the Indenture Trustee and/or such Holder of the Notes relating to or arising under such Preference Amount and constituting an appropriate instrument, in form satisfactory to Financial Guaranty, appointing Financial Guaranty as the agent of the Indenture Trustee and/or such Holder in respect of such Preference Amount, including without limitation in any legal proceeding related to such Preference Amount, and (z) a Notice appropriately completed and executed by the Indenture Trustee or such Holder, as the case may be. Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Indenture Trustee or Holder of the Notes directly (unless the Holder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in such Final Order in which case payment shall be made to the Indenture Trustee for payment to the Holder upon delivery of proof of such payment reasonably satisfactory to Financial Guaranty). Notwithstanding the foregoing, in no event shall Financial Guaranty be (i) required to make any payment under this Policy in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by Financial Guaranty hereunder, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of any Notes, prior to the time Financial Guaranty otherwise would have been required to make a payment in respect of such principal, in which case Financial Guaranty shall pay the balance of the Preference Amount when such amount otherwise would have been required.

Any of the documents required under clauses (w) through (z) of the preceding paragraph that are received by Financial Guaranty after 12:00 noon New York City time on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by Financial Guaranty on the next succeeding Business Day. If any notice received by Financial Guaranty is not in proper form or is otherwise insufficient for the purpose of making a claim under this Policy, it will be deemed not to have been received by Financial Guaranty, and Financial Guaranty will promptly so advise the Indenture Trustee, and the Indenture Trustee may submit an amended Notice. All payments made by Financial Guaranty hereunder in respect of Preference Amounts will be made with Financial Guaranty’s own funds.

This Policy is non-cancelable for any reason, including nonpayment of any premium. The premium on this Policy is not refundable for any reason, including the payment of any Notes prior to their respective maturities. This Policy shall expire and terminate without any action on the part of Financial Guaranty or any other Person on the date that is the later of (i) the date that is one year and one day following the date on which the Notes shall have been paid in full and (ii) if any proceeding referenced in the second preceding paragraph has been commenced on or prior to the date specified in clause (i) above, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding.

Form 9133

Kutak Rock - Firm Library-4848-5287-3216.1

Financial Guaranty Insurance Company

125 Park Avenue

New York, New York 10017

(212) 312-3000

(800) 352-0001

Financial Guaranty Insurance Policy

This Policy does not guarantee to the Holders of the Notes any particular rate of principal payment. In addition, this Policy does not cover shortfalls, if any, attributable to the liability of the Issuer or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes). This Policy also does not cover the failure of the Indenture Trustee to make any payment required under the Sale and Servicing Agreement or the Indenture to the Holder of a Note.

A monthly premium shall be due and payable in arrears as provided in the Sale and Servicing Agreement and the Insurance Agreement.

This Policy is subject to and shall be governed by the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. The proper venue for any action or proceeding on this Policy shall be the County of New York, State of New York.

THE INSURANCE PROVIDED BY THIS POLICY IS NOT COVERED BY THE NEW YORK PROPERTY/CASUALTY INSURANCE SECURITY FUND (NEW YORK INSURANCE CODE, ARTICLE 76).

To the fullest extent permitted by applicable law, Financial Guaranty hereby waives and agrees not to assert, solely for the benefit of Holders of the Notes, all defenses, set-offs and counterclaims of any kind (including, without limitation, the defense of fraud in inducement or fact, any defense based on any duty claimed to arise from the doctrine of “utmost good faith” or any similar or related doctrine or any other circumstances that would have the effect of discharging a surety, guarantor or any other person in law or in equity) that Financial Guaranty otherwise might have asserted as a defense to its obligation to pay in full any amounts that have become due and payable in accordance with the terms and conditions of this Policy. Nothing in this paragraph, however, shall be deemed to constitute a waiver of any rights, remedies, claims or counterclaims that Financial Guaranty may have with respect to the Issuer, Capital One Auto Finance, Inc. or Capital One Financial Corporation, or any of their affiliates.

“Notice” means a written notice in the form of Exhibit A to this Policy by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the Indenture Trustee to Financial Guaranty specifying the information set forth therein. “Holder” means, as to a particular Note, the person, other than the Issuer, the Seller or the Servicer, who, on the applicable Payment Date, is entitled under the terms of such Note to a payment thereon. “Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of October 12, 2005, among the Seller, the Issuer, the Servicer and the Indenture Trustee. “Indenture” means the Indenture, dated as of October 12, 2005, between the Issuer and the Indenture Trustee. “Insurance Agreement” means the Insurance Agreement, dated as of October 12, 2005, among Financial Guaranty, the Seller, the Originator, the Issuer, the Servicer and the Indenture Trustee.

Form 9133

Kutak Rock - Firm Library-4848-5287-3216.1

Financial Guaranty Insurance Company

125 Park Avenue

New York, New York 10017

(212) 312-3000

(800) 352-0001

Financial Guaranty Insurance Policy

In the event that payments under any Note are accelerated, nothing herein contained shall obligate Financial Guaranty to make any payment of principal or interest on such Note on an accelerated basis, unless such acceleration of payment by Financial Guaranty is at the sole option of Financial Guaranty; it being understood that a redemption of any Notes pursuant to the Indenture does not constitute acceleration for the purposes hereof.

Form 9133

Kutak Rock - Firm Library-4848-5287-3216.1

Financial Guaranty Insurance Company

125 Park Avenue

New York, New York 10017

(212) 312-3000

(800) 352-0001

Financial Guaranty Insurance Policy

IN WITNESS WHEREOF, Financial Guaranty has caused this Policy to be affixed with its corporate seal and to be signed by its duly authorized officer in facsimile to become effective and binding upon Financial Guaranty by virtue of the countersignature of its duly authorized representative.

President	Authorized Representative

/S/ HOWARD PFEFFER	/S/ JEFFREY KERT
Name: Howard Pfeffer	Name: Jeffrey Kert
Title: President	Title: Authorized Representative

Effective Date: October 12, 2005

Form 9133

Kutak Rock - Firm Library-4848-5287-3216.1

EXHIBIT A

NOTICE OF NONPAYMENT AND DEMAND FOR PAYMENT OF INSURED PAYMENTS

To:	Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
(212) 312-3000
Attention: General Counsel

Telephone: (212) 312-3000
Telecopier: (212) 312-3220

Re:	$ 2,000,000,000 in aggregate note principal balance of Capital One Auto Finance Trust 2005-C Auto Loan Asset Backed Notes, Series 2005-C, Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4-A Notes and Class A-4-B Notes (collectively, the “Notes”)

Policy No. 05030110 (the “Policy”)

Payment	Date:

We refer to that certain Sale and Servicing Agreement, dated as of October 12, 2005 (the “Sale and Servicing Agreement”), among Capital One Auto Finance Trust 2005-C, as issuer, Capital One Auto Receivables, LLC, as seller, Capital One Auto Finance, Inc., as servicer, and JPMorgan Chase Bank, N.A., as indenture trustee, relating to the above referenced Notes. All capitalized terms not otherwise defined herein or in the Policy shall have the same respective meanings assigned to such terms in the Sale and Servicing Agreement.

The Indenture Trustee has determined under the Sale and Servicing Agreement that the Deficiency Amount for the Payment Date occurring in                      is equal to $            . This Deficiency Amount constitutes an Insured Payment payable by Financial Guaranty under the Policy.

[In addition, attached hereto is a copy of the Final Order in connection with a Preference Amount in the amount set forth therein, together with an assignment of rights and appointment of agent and other documents required by the Policy in respect of Preference Amounts. The amount of the Preference Amount is $            . This Preference Amount constitutes an Insured Payment payable by Financial Guaranty under the Policy.]

Accordingly, pursuant to the Sale and Servicing Agreement, this statement constitutes a notice for payment of an Insured Payment by Financial Guaranty in the amount of $             under the Policy.

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(b)	No payment claimed hereunder is in excess of the amount payable under the Policy.

The amount requested in this Notice should be paid to: [Payment Instructions]

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed Five Thousand Dollars ($5,000.00) and the stated value of the claim for each such violation.

IN WITNESS WHEREOF, the Indenture Trustee has executed and delivered this Notice of Nonpayment and Demand for Payment of Insured Payments this      day of                     .

,
as Indenture Trustee

By:

Title:

Kutak Rock - Firm Library-4848-5287-3216.1	A-1